SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 2001

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
             (Exact name of registrant as specified in its charter)

                          Market 2000+ HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                    333-37980
                             Commission File Number

                                   13-5674085
                      (I.R.S. Employer Identification No.)

                                250 Vesey Street
                            New York, New York 10281
              (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)



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Item 5.  Other Events

         As of July 12, 2001, as a result of the spin-off of AT&T Wireless Services, Inc. from AT&T Corp., AT&T Wireless Services will be included in Market 2000+ HOLDRS. As of July 12, 2001, 1.9308 shares of AT&T Wireless Services will be included in each round-lot of 100 Market 2000+ HOLDRS.

         Exxon Mobil Corporation has announced a 2-for-1 stock split on its common stock payable to shareholders of record as of June 20, 2001. Exxon Mobil will begin trading on a split-adjusted basis on July 19, 2001. As of July 23, 2001, the share amount of Exxon Mobil, represented by a round-lot of 100 Market 2000+ HOLDRS, will be 8.

         On June 8, 2001, WorldCom Group completed its spin-off of MCI Group. As a result, Worldcom Group distributed 0.04 share of MCI Group common stock for each share of WorldCom Group. The share amount of MCI Group represented by a round-lot of 100 Market 2000+ HOLDERS is 0.20.

         On June 8, 2001, WorldCom, Inc. changed its name to WorldCom Group.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


         (c)  Exhibits


              99.1 Market 2000+ HOLDRS Trust Prospectus Supplement dated June 30, 2001 to Prospectus dated August 29, 2000.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MERRILL LYNCH, PIERCE, FENNER &
                                               SMITH INCORPORATED



Date:  August 17, 2001                       By:    /s/ Stephen G. Bodurtha
                                                    -----------------------
                                             Name:  Stephen G. Bodurtha
                                             Title: Attorney-in-Fact



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                                  EXHIBIT INDEX

Number and Description of Exhibit
---------------------------------


(99.1) Market 2000+ HOLDRS(SM) Trust Prospectus Supplement dated June 30, 2001 to Prospectus dated August 29, 2000.









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